UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 16, 2018, Senomyx, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Firmenich Incorporated, a Delaware corporation (“Parent”), and Sentry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on October 4, 2018, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $1.50 per Share in cash (the “Offer Price”), without any interest thereon and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 4, 2018 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

On November 2, 2018, Parent announced that the offering period of the Offer had expired at 12:00 midnight, Eastern Time, on Friday, November 2, 2018 (one minute after 11:59 p.m., Eastern Time, on November 1, 2018) (the “Expiration Time”) and that as of such time, based on the information provided by the depositary for the Offer, 40,713,815 Shares (not including 208,282 Shares tendered by notice of guaranteed delivery for which Shares have not yet been delivered) were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, representing approximately 82.9% of the outstanding Shares as of such time, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. Purchaser accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time.

Following the completion of the Offer, on November 2, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent. In the Merger, Shares that were not purchased pursuant to the Offer (other than Shares held by Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, the Company (or in the Company’s treasury) or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) were converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without any interest thereon and less any applicable withholding taxes.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Company Options”) that were outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) accelerated and became fully vested and exercisable effective immediately prior to the Effective Time and have been cancelled and converted into the right to receive cash in an amount, less any applicable withholding taxes, equal to the product of (i) the total number of Shares subject to the vested portion of such Company Option immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option. No holder of a Company Option that had an exercise price per Share that was equal to or greater than the Merger Consideration was entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

The total consideration paid for the Shares in the Offer and the Merger was approximately $73.6 million. These amounts exclude fees and expenses related to the Offer and the Merger. Parent provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 17, 2018, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on November 2, 2018, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, on November 2, 2018, a change in control of the Company occurred. As of the Effective Time, the Company became a direct wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, on November 2, 2018, each of John Poyhonen, Kent Snyder, Stephen A. Block, Tom Erdmann, Mary Ann Gray, Ph.D., Daniel E. Stebbins and Christopher J. Twomey resigned as a director of the Company and from any committees of the Company’s Board of Directors on which they then served. In addition, pursuant to the Merger Agreement and effective as of immediately after the Effective Time, on November 2, 2018, Matthew Furner, Douglas J. Lucht and Jan Fink Call were appointed to the Board of Directors of the Company.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, on November 2, 2018, Matthew Furner became President of the Company, replacing John Poyhonen as President and Chief Executive Officer and principal executive officer of the Company, and Douglas J. Lucht became Vice President—Finance and Treasurer of the Company, replacing Dave Humphrey as Vice President, Chief Financial Officer and principal financial and accounting officer of the Company.

Each of Matthew Furner, Douglas J. Lucht and Jan Fink Call is an officer of Parent. Biographical information for each of Matthew Furner, Douglas J. Lucht and Jan Fink Call was previously furnished to the Company and its stockholders by Parent and Purchaser and is set forth in Schedule A to the Offer to Purchase filed by Parent and Purchaser with the SEC on October 4, 2018, as subsequently amended and supplemented, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation of the Company was amended and restated to be in the form of the certificate of incorporation of the Company in effect immediately prior to the Effective Time, the text of which amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the bylaws of the Company were amended and restated to be in the form of the bylaws of the Company in effect immediately prior to the Effective Time, the text of which amended and restated bylaws is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 16, 2018, by and among Senomyx, Inc., Firmenich Incorporated and Sentry Merger Sub, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2018).*

3.1	Seventh Amended and Restated Certificate of Incorporation of Senomyx, Inc.

3.2	Second Amended and Restated Bylaws of Senomyx, Inc.

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

Dated: November 2, 2018	By:	/s/ Douglas J. Lucht
	Name:	Douglas J. Lucht
	Title:	Vice President – Finance